INDEPENDENT AUDITORS' CONSENT


      We consent to the use in this Registration Statement of ColorMax Technologies, Inc. on Form SB-2 of our report dated March 22, 2000, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                    ANDERSON, ANDERSON & STRONG



                                    By: /s/ Anderson, Anderson & Stong




Salt Lake City, Utah
April 19, 2000.

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